Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 and related prospectus of Triumph Bancorp, Inc. (“the Company”) of our report dated February 26, 2016 relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of Triumph Bancorp, Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Dallas, Texas

September 13, 2016